Exhibit 99.1

June 2, 2017
Re: Tender offer by a third party for KBS Real Estate Investment Trust II, Inc. shares
Dear KBS REIT II Stockholder:
You have received correspondence from Everest REIT Investors I, LLC (the “Bidder”), relating to a tender offer to purchase your shares of KBS Real Estate Investment Trust II, Inc. (the “REIT” or “we”). The Bidder’s offer price is $3.75 per share. As stated in our May 10, 2017 letter, we believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling shares at that price.
We are writing to you now to update information set forth in our May 10, 2017 letter. In that letter, we stated that our Board of Directors approved an estimated value per share of the REIT’s common stock of $5.49 on December 14, 2016 (1) and that based on communications with representatives of the REIT’s external advisor, KBS Capital Advisors LLC (the “Advisor”) and the Advisor’s knowledge and familiarity with the REIT’s portfolio of properties, the Board of Directors believed that the estimated value per share had not been materially affected since December 14, 2016. Based primarily on market feedback received during recent efforts to sell certain properties, the Board of Directors now believes that the value of our real estate portfolio may have decreased by approximately 5.0% to 7.0%. Based solely on this estimated decrease in the value of our real estate portfolio, our December 14, 2016 estimated value per share may be reduced by $0.40 to $0.56 per share, which would result in a share value that is still substantially above the Bidder’s offer price. We are providing this information solely to inform you in your decision regarding the Bidder’s tender offer. We have not undertaken a full valuation of our assets and liabilities, and we are not establishing a new estimated value per share at this time. Consistent with our valuation policy, we will provide an updated estimated value per share annually, no later than December 2017.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
We thank you for your investment in the REIT.
Sincerely,

Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Actual events may cause the value and returns on the REIT’s investments to be less than expected. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; the borrower under the REIT’s loan investment continuing to make required payments under the loan documents; and other risks identified in Part I, Item 1A of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with SEC on March 13, 2017.
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(1)
For a full description of the methodologies and assumptions used in the REIT’s valuation, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the REIT’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with SEC on March 13, 2017.

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